EXHIBIT 99 (a)



                          FORM 11-K INFORMATION FOR THE

                         ALLTEL CORPORATION THRIFT PLAN

                        AS OF DECEMBER 31, 1998 AND 1997

                    AND FOR THE YEAR ENDED DECEMBER 31, 1998

                              REQUIRED INFORMATION



         The ALLTEL Corporation Thrift Plan (the "Plan") is subject to the Employee Retirement Income Security Act of 1974.

         Item 4. In lieu of the requirements of Items 1, 2 and 3 of Form 11-K, the following financial statements of the Plan are being filed as Exhibit 99(a) to this Report:

         1    Report of Independent Public Accountants

         2. Statements of Net Assets Available for Benefits with Fund Information as of December 31, 1998 and 1997

         3. Statement of Changes in Net Assets Available for Benefits with Fund Information for the year ended December 31, 1998

         4. Notes to Financial Statements and Supplemental Schedules as of December 31, 1998 and 1997

         5. Schedule of Assets Held for Investment Purposes as of December 31, 1998

         6.   Schedule of Loans or Fixed Income Obligations as of
              December 31, 1998

         7. Schedule of Reportable Transactions for the year ended December 31, 1998

         The Consent of Independent Public Accountants to the inclusion of the foregoing financial statements herein is being filed as Exhibit 23(a) to this Report.

                        ALLTEL CORPORATION THRIFT PLAN


                FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
                        As of December 31, 1998 and 1997
                         TOGETHER WITH AUDITORS' REPORT

                         ALLTEL CORPORATION THRIFT PLAN

            INDEX TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

                        As of December 31, 1998 and 1997




Report of Independent Public Accountants                                  1

Financial Statements:

     Statements of Net Assets Available for Benefits with Fund
       Information as of December 31, 1998 and 1997                       2 - 3

      Statement of Changes in Net Assets Available for Benefits
       with Fund Information for the year ended December 31, 1998         4

Notes to Financial Statements and Supplemental Schedules                  5 - 11

Supplemental Schedules:

      Schedule I: Line 27a - Schedule of Assets Held for Investment
       Purposes as of December 31, 1998                                   12

      Schedule II: Line 27b - Schedule of Loans or Fixed Income
       Obligations as of December 31, 1998                                13

      Schedule III: Line 27d - Schedule of Reportable Transactions
       for the year ended December 31, 1998                               14

                    Report of Independent Public Accountants


To the Participants and Administrator of the ALLTEL Corporation Thrift Plan:

We have audited the accompanying statements of net assets available for benefits of the ALLTEL Corporation Thrift Plan (the "Plan") as of December 31, 1998 and 1997, and the related statement of changes in net assets available for benefits for the year ended December 31, 1998. These financial statements and the schedules referred to below are the responsibility of ALLTEL Corporation in its capacity as administrator of the Plan (the "Administrator"). Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Administrator, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1998 and 1997, and the changes in net assets available for benefits for the year ended December 31, 1998, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. Supplemental Schedules I, II and III are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's administrator. The Fund Information in the statements of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                                  /s/Arthur Andersen LLP


Little Rock, Arkansas,
   April 16, 1999.


                                                  ALLTEL CORPORATION THRIFT PLAN

                               STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

                                                      As of December 31, 1998


                                                                    Fund Information (Note 2)
                                        -----------------------------------------------------------------------------------------
                                                                       Participant Directed
                                        -----------------------------------------------------------------------------------------
                                                                         BZW Barclays Global Investors, N.A.
                                                        -------------------------------------------------------------------------
                                          ALLTEL
                                        Corporation     International    S&P 500         U.S. Debt         Money        LifePath
                                          Common           Equity         Equity           Index           Market         2000
                                        Stock Fund       Index Fund     Index Fund         Fund             Fund          Fund
                                        -----------     -----------     -----------     -----------     -----------   -----------
ASSETS:
Investments, at fair value
  (Schedule I and Note 2):
  ALLTEL Corporation Common Stock       $48,835,291
  Mutual Investment Funds                               $ 7,865,945     $38,212,851     $10,501,580                    $1,498,674
  BZW Barclays Global Investors, N.A.
    Money Market Fund                                                                                   $37,789,343
  Chase Manhattan Bank Cash Investment
    Money Market Fund                       669,555             165                                          71,861
  Participant Loans
                                        -----------     -----------     -----------     -----------     -----------   -----------
      Total investments                  49,504,846       7,866,110      38,212,851      10,501,580      37,861,204     1,498,674
                                        -----------     -----------     -----------     -----------     -----------   -----------

Receivables:
  Employer's contribution                         -               -               -               -               -             -
  Accrued interest and dividends            245,906               -               -               -               -             -
  Due from (to) other funds                  91,683         (15,483)         15,874            (294)        (99,280)       11,980
                                        -----------     -----------     -----------     -----------     -----------   -----------
  Total receivables                         337,589         (15,483)         15,874            (294)        (99,280)       11,980
                                        -----------     -----------     -----------     -----------     -----------   -----------

  Total assets                           49,842,435       7,850,627      38,228,725      10,501,286      37,761,924     1,510,654

LIABILITIES:
  Due to broker                             269,423               -               -               -               -             -
                                        -----------     -----------     -----------     -----------     -----------    ----------

NET ASSETS AVAILABLE
  FOR BENEFITS                          $49,573,012     $ 7,850,627     $38,228,725     $10,501,286     $37,761,924    $1,510,654
                                        ===========     ===========     ===========     ===========     ===========    ==========





                                  The accompanying notes are an integral part of this statement.



                                                  ALLTEL CORPORATION THRIFT PLAN

                               STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION - Continued

                                                     As of December 31, 1998


                                                                        Fund Information (Note 2)
                                        --------------------------------------------------------------------------------------
                                                                           Participant Directed
                                        --------------------------------------------------------------------------------------
                                                   BZW Barclays Global Investors, N.A.                 Fidelity Investments
                                        --------------------------------------------------------    --------------------------


                                         LifePath       LifePath       LifePath       LifePath        Equity-
                                           2010           2020           2030           2040          Income         Magellan
                                           Fund           Fund           Fund           Fund           Fund            Fund
                                        -----------    -----------    -----------    -----------    -----------    -----------

ASSETS:
Investments, at fair value
  (Schedule I and Note 2):
  ALLTEL Corporation Common Stock
  Mutual Investment Funds               $ 4,529,259    $18,491,212    $ 4,383,859    $ 5,456,798    $58,186,801    $95,675,388
  BZW Barclays Global Investors, N.A.
    Money Market Fund
  Chase Manhattan Bank Cash Investment
    Money Market Fund
  Participant Loans
                                        -----------    -----------    -----------    -----------    -----------    -----------
      Total investments                   4,529,259     18,491,212      4,383,859      5,456,798     58,186,801     95,675,388
                                        -----------    -----------    -----------    -----------    -----------    -----------

Receivables:
  Employer's contribution                         -              -              -              -              -              -
  Accrued interest and dividends                  -              -              -              -              -              -
  Due from (to) other funds                  (3,072)         1,869             12         15,859        (19,416)           268
                                        -----------    -----------    -----------    -----------    -----------    -----------
  Total receivables                          (3,072)         1,869             12         15,859        (19,416)           268
                                        -----------    -----------    -----------    -----------    -----------    -----------

  Total assets                            4,526,187     18,493,081      4,383,871      5,472,657     58,167,385     95,675,656

LIABILITIES:
  Due to broker                                   -              -              -              -              -              -
                                        -----------    -----------    -----------    -----------    -----------    -----------

NET ASSETS AVAILABLE
  FOR BENEFITS                          $ 4,526,187    $18,493,081    $ 4,383,871    $ 5,472,657    $58,167,385    $95,675,656
                                        ===========    ===========    ===========    ===========    ===========    ===========



                                                  ALLTEL CORPORATION THRIFT PLAN

                               STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION - Continued

                                                      As of December 31, 1998


                                                      Fund Information (Note 2)
                                          ------------------------------------------------

                                                        Participant Directed
                                                        --------------------


                                           Participant
                                              Loans            Other            Total
                                           -----------      -----------      ------------



ASSETS:
Investments, at fair value
  (Schedule I and Note 2):
  ALLTEL Corporation Common Stock                                            $ 48,835,291
  Mutual Investment Funds                                                     244,802,367
  BZW Barclays Global Investors, N.A.
    Money Market Fund                                                          37,789,343
  Chase Manhattan Bank Cash Investment
    Money Market Fund                                                             741,581
  Participant Loans                        $ 4,839,385                          4,839,385
                                           -----------     -----------       ------------
      Total investments                      4,839,385               -        337,007,967
                                           -----------     -----------       ------------

Receivables:
  Employer's contribution                            -     $11,188,514         11,188,514
  Accrued interest and dividends                     -               -            245,906
  Due from (to) other funds                          -               -                  -
                                           -----------     -----------       ------------
  Total receivables                                  -      11,188,514         11,434,420
                                           -----------     -----------       ------------

  Total assets                               4,839,385      11,188,514        348,442,387

LIABILITIES:
  Due to broker                                      -               -            269,423
                                           -----------     -----------       ------------

NET ASSETS AVAILABLE
  FOR BENEFITS                             $ 4,839,385     $11,188,514       $348,172,964
                                           ===========     ===========       ============



                                                  ALLTEL CORPORATION THRIFT PLAN

                               STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

                                                      As of December 31, 1997


                                                                    Fund Information (Note 2)
                                        -----------------------------------------------------------------------------------------
                                                                       Participant Directed
                                        -----------------------------------------------------------------------------------------
                                                                         BZW Barclays Global Investors, N.A.
                                                        -------------------------------------------------------------------------
                                          ALLTEL
                                        Corporation     International    S&P 500         U.S. Debt         Money        LifePath
                                          Common           Equity         Equity           Index           Market         2000
                                        Stock Fund       Index Fund     Index Fund         Fund             Fund          Fund
                                        -----------     -----------     -----------     -----------     -----------   -----------
ASSETS:
Investments, at fair value
  (Schedule I and Note 2):
  ALLTEL Corporation Common Stock       $28,079,988
  Mutual Investment Funds                               $ 5,865,478     $27,507,451     $ 9,333,392                    $1,460,952
  Bankers Trust Pyramid Open-End
    Government Investment Contract Fund
  BZW Barclays Global Investors, N.A.
    Money Market Fund                                                                                   $31,167,627
  Nations Cash Reserves Capital Class
    Money Market Fund                       359,575                                                           3,965
  Participant Loans
                                        -----------     -----------     -----------     -----------     -----------   -----------
      Total investments                  28,439,563       5,865,478      27,507,451       9,333,392      31,171,592     1,460,952
                                        -----------     -----------     -----------     -----------     -----------   -----------

Receivables:
  Employer's contribution                         -               -               -               -               -             -
  Accrued interest and dividends            201,115               -               -               -           2,190             -
                                        -----------     -----------     -----------     -----------     -----------   -----------
      Total receivables                     201,115               -               -               -           2,190             -
                                        -----------     -----------     -----------     -----------     -----------   -----------

NET ASSETS AVAILABLE
  FOR BENEFITS                          $28,640,678     $ 5,865,478     $27,507,451     $ 9,333,392     $31,173,782    $1,460,952
                                        ===========     ===========     ===========     ===========     ===========    ==========





                                  The accompanying notes are an integral part of this statement.



                                                  ALLTEL CORPORATION THRIFT PLAN

                               STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION - Continued

                                                     As of December 31, 1997


                                                                        Fund Information (Note 2)
                                        --------------------------------------------------------------------------------------
                                                                           Participant Directed
                                        --------------------------------------------------------------------------------------
                                                   BZW Barclays Global Investors, N.A.                 Fidelity Investments
                                        --------------------------------------------------------    --------------------------


                                         LifePath       LifePath       LifePath       LifePath        Equity-
                                           2010           2020           2030           2040          Income         Magellan
                                           Fund           Fund           Fund           Fund           Fund            Fund
                                        -----------    -----------    -----------    -----------    -----------    -----------

ASSETS:
Investments, at fair value
  (Schedule I and Note 2):
  ALLTEL Corporation Common Stock
  Mutual Investment Funds               $ 2,931,006    $16,504,765    $ 2,601,154    $ 3,662,688    $52,373,883    $68,801,357
  Bankers Trust Pyramid Open-End
    Government Investment Contract Fund
  BZW Barclays Global Investors, N.A.
    Money Market Fund
  Nations Cash Reserves Capital Class
    Money Market Fund
  Participant Loans
                                        -----------    -----------    -----------    -----------    -----------    -----------
      Total investments                   2,931,006     16,504,765      2,601,154      3,662,688     52,373,883     68,801,357
                                        -----------    -----------    -----------    -----------    -----------    -----------

Receivables:
  Employer's contribution                         -              -              -              -              -              -
  Accrued interest and dividends                  -              -              -              -              -              -
                                        -----------    -----------    -----------    -----------    -----------    -----------
      Total receivables                           -              -              -              -              -              -
                                        -----------    -----------    -----------    -----------    -----------    -----------
NET ASSETS AVAILABLE
  FOR BENEFITS                          $ 2,931,006    $16,504,765    $ 2,601,154    $ 3,662,688    $52,373,883    $68,801,357
                                        ===========    ===========    ===========    ===========    ===========    ===========



                                                  ALLTEL CORPORATION THRIFT PLAN

                               STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION - Continued

                                                      As of December 31, 1997


                                                                   Fund Information (Note 2)
                                          ------------------------------------------------------------------------------
                                                                                          Non-Participant
                                                               Participant Directed          Directed
                                                           ----------------------------     -----------
                                            Government
                                            Investment                                        Money
                                             Contract      Participant                        Market
                                               Fund          Loans             Other           Fund            Total
                                            -----------    -----------      -----------     -----------     ------------



ASSETS:
Investments, at fair value
  (Schedule I and Note 2):
  ALLTEL Corporation Common Stock                                                                           $ 28,079,988
  Mutual Investment Funds                                                                                    191,042,126
  Bankers Trust Pyramid Open-End
    Government Investment Contract Fund     $   892,570                                                          892,570
  BZW Barclays Global Investors, N.A.
    Money Market Fund                                                                                         31,167,627
  Nations Cash Reserves Capital Class
    Money Market Fund                           957,631                                     $   408,903        1,730,074
  Participant Loans                                         $ 4,300,465                                        4,300,465
                                            -----------     -----------     -----------     -----------     ------------
      Total investments                       1,850,201       4,300,465               -         408,903      257,212,850
                                            -----------     -----------     -----------     -----------     ------------

Receivables:
  Employer's contribution                             -               -     $ 9,663,516               -        9,663,516
  Accrued interest and dividends                  4,604               -               -               -          207,909
                                            -----------     -----------     -----------     -----------     ------------
      Total receivables                           4,604               -     $ 9,663,516               -        9,871,425
                                            -----------     -----------     -----------     -----------     ------------
NET ASSETS AVAILABLE
  FOR BENEFITS                              $ 1,854,805     $ 4,300,465     $ 9,663,516     $   408,903     $267,084,275
                                            ===========     ===========     ===========     ===========     ============


                                                  ALLTEL CORPORATION THRIFT PLAN

                         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

                                               For the year ended December 31, 1998


                                                                      Fund Information (Note 2)
                                       ------------------------------------------------------------------------------------------

                                                                         Participant Directed
                                       ------------------------------------------------------------------------------------------
                                                                           BZW Barclays Global Investors, N.A.
                                                       --------------------------------------------------------------------------
                                         ALLTEL
                                       Corporation    International     S&P 500         U.S. Debt        Money          LifePath
                                         Common          Equity          Equity           Index          Market           2000
                                       Stock Fund      Index Fund      Index Fund         Fund            Fund            Fund
                                       -----------     -----------     -----------     -----------     -----------     ----------
ADDITIONS:
  Investment income:
    Dividend income                    $   883,006     $         -     $         -     $         -     $         -     $        -
    Interest income                         36,547             165               -               -       1,872,852              -
    Net appreciation in fair
      value of investments              14,672,764       1,186,840       8,261,223         812,980               -        135,926
                                       -----------     -----------     -----------     -----------     -----------     ----------
        Total investment income         15,592,317       1,187,005       8,261,223         812,980       1,872,852        135,926
                                       -----------     -----------     -----------     -----------     -----------     ----------

  Contributions:
    Employer                                     -               -               -               -               -              -
    Employee                             2,397,473       1,313,019       3,883,348         942,974       2,180,065        167,621
    Employee rollovers                     344,632          88,936         360,752          38,780         264,052          3,256
                                       -----------     -----------     -----------     -----------     -----------    -----------
        Total contributions              2,742,105       1,401,955       4,244,100         981,754       2,444,117        170,877
                                       -----------     -----------     -----------     -----------     -----------    -----------

  Interfund transfers, net               4,285,506         (18,917)        909,801         563,731       7,196,935        187,539
  Transfers from other plans               249,886          50,591          80,107          30,012         826,964          2,601
                                       -----------     -----------     -----------     -----------     -----------    -----------
        Total additions                 22,869,814       2,620,634      13,495,231       2,388,477      12,340,868        496,943
                                       -----------     -----------     -----------     -----------     -----------    -----------

DEDUCTIONS:
  Benefit payments and withdrawals       1,937,480         635,485       2,773,957       1,220,583       5,752,726        447,241
                                       -----------     -----------     -----------     -----------     -----------    -----------
        Total deductions                 1,937,480         635,485       2,773,957       1,220,583       5,752,726        447,241
                                       -----------     -----------     -----------     -----------     -----------    -----------

        Net increase (decrease)         20,932,334       1,985,149      10,721,274       1,167,894       6,588,142         49,702

NET ASSETS AVAILABLE
  FOR BENEFITS:

  Beginning of year                     28,640,678       5,865,478      27,507,451       9,333,392      31,173,782      1,460,952
                                       -----------     -----------     -----------     -----------     -----------    -----------

  End of year                          $49,573,012     $ 7,850,627     $38,228,725     $10,501,286     $37,761,924    $ 1,510,654
                                       ===========     ===========     ===========     ===========     ===========    ===========


                                  The accompanying notes are an integral part of this statement.


                                                  ALLTEL CORPORATION THRIFT PLAN

                         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION - Continued

                                               For the year ended December 31, 1998


                                                                      Fund Information (Note 2)
                                       ------------------------------------------------------------------------------------------

                                                                         Participant Directed
                                       ------------------------------------------------------------------------------------------
                                                 BZW Barclays Global Investors, N.A.                     Fidelity Investments
                                       -----------------------------------------------------------     --------------------------
                                        LifePath        LifePath        LifePath        LifePath         Equity-
                                          2010            2020            2030            2040           Income         Magellan
                                          Fund            Fund            Fund            Fund            Fund            Fund
                                       -----------     -----------     -----------     -----------     -----------     ----------
ADDITIONS:
  Investment income:
    Dividend income                    $         -     $         -     $         -     $         -     $ 3,316,425    $ 4,415,119
    Interest income                              -               -               -               -              42              -
    Net appreciation in fair
      value of investments                 496,397       2,962,554         711,344       1,004,299       2,988,612     19,290,984
                                       -----------     -----------     -----------     -----------     -----------    -----------
        Total investment income            496,397       2,962,554         711,344       1,004,299       6,305,079     23,706,103
                                       -----------     -----------     -----------     -----------     -----------    -----------

  Contributions:
    Employer                                     -               -               -               -               -              -
    Employee                               540,619       1,365,153         718,015       1,016,819       6,155,577      7,971,142
    Employee rollovers                      74,364          75,469         181,379          48,294         524,742        759,150
                                       -----------     -----------     -----------     -----------     -----------    -----------
        Total contributions                614,983       1,440,622         899,394       1,065,113       6,680,319      8,730,292
                                       -----------     -----------     -----------     -----------     -----------    -----------

  Interfund transfers, net                 625,810        (914,664)        635,872         272,482      (1,950,543)      (306,211)
  Transfers from other plans                62,683          55,954          68,847          19,584         128,874        262,720
                                       -----------     -----------     -----------     -----------     -----------    -----------
        Total additions                  1,799,873       3,544,466       2,315,457       2,361,478      11,163,729     32,392,904
                                       -----------     -----------     -----------     -----------     -----------    -----------

DEDUCTIONS:
  Benefit payments and withdrawals         204,692       1,556,150         532,740         551,509       5,370,227      5,518,605
                                       -----------     -----------     -----------     -----------     -----------    -----------
        Total deductions                   204,692       1,556,150         532,740         551,509       5,370,227      5,518,605
                                       -----------     -----------     -----------     -----------     -----------    -----------

        Net increase (decrease)          1,595,181       1,988,316       1,782,717       1,809,969       5,793,502     26,874,299

NET ASSETS AVAILABLE
  FOR BENEFITS:

  Beginning of year                      2,931,006      16,504,765       2,601,154       3,662,688      52,373,883     68,801,357
                                       -----------     -----------     -----------     -----------     -----------    -----------

  End of year                          $ 4,526,187     $18,493,081     $ 4,383,871     $ 5,472,657     $58,167,385    $95,675,656
                                       ===========     ===========     ===========     ===========     ===========    ===========




                                                  ALLTEL CORPORATION THRIFT PLAN

                         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION - Continued

                                               For the year ended December 31, 1998


                                                             Fund Information (Note 2)
                                       ---------------------------------------------------------------------------
                                                                                     Non-Participant
                                                Participant Directed                    Directed
                                       -------------------------------------------     -----------

                                       Government
                                       Investment                                        Money
                                        Contract       Participant                       Market
                                          Fund            Loans           Other           Fund            Total
                                       -----------     -----------     -----------     -----------     ------------
ADDITIONS:
  Investment income:
    Dividend income                    $         -     $         -     $         -     $         -     $  8,614,550
    Interest income                          3,594         347,293               -               -        2,260,493
    Net appreciation in fair
      value of investments                       -               -               -               -       52,523,923
                                       -----------     -----------     -----------     -----------     ------------
    Total investment income                  3,594         347,293               -               -       63,398,966
                                       -----------     -----------     -----------     -----------     ------------

  Contributions:
    Employer                                     -               -      11,188,514               -       11,188,514
    Employee                                     -               -               -               -       28,651,825
    Employee rollovers                           -               -               -               -        2,763,806
                                       -----------     -----------     -----------     -----------     ------------
    Total contributions                          -               -      11,188,514               -       42,604,145
                                       -----------     -----------     -----------     -----------     ------------

  Interfund transfers, net              (1,853,563)        438,641      (9,663,516)       (408,903)               -
  Transfers from other plans                     -               -               -               -        1,838,823
                                       -----------     -----------     -----------     -----------     ------------
    Total additions                     (1,853,563)        785,934       1,524,998        (408,903)     107,841,934
                                       -----------     -----------     -----------     -----------     ------------

DEDUCTIONS:
  Benefit payments and withdrawals           4,836         247,014               -               -       26,753,245
                                       -----------     -----------     -----------     -----------     ------------
    Total deductions                         4,836         247,014               -               -       26,753,245
                                       -----------     -----------     -----------     -----------     ------------

    Net increase (decrease)             (1,854,805)        538,920       1,524,998        (408,903)      81,088,689

NET ASSETS AVAILABLE
  FOR BENEFITS:

  Beginning of year                      1,854,805       4,300,465       9,663,516         408,903      267,084,275
                                       -----------     -----------     -----------     -----------     ------------

  End of year                          $         -     $ 4,839,385     $11,188,514     $         -     $348,172,964
                                       ===========     ===========     ===========     ===========     ============


                         ALLTEL CORPORATION THRIFT PLAN

            NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

                           DECEMBER 31, 1998 AND 1997


1.       PLAN DESCRIPTION

         The following is a brief description of the ALLTEL Corporation Thrift Plan (the "Plan") and the administration thereof and is provided for general information purposes only. Participants should refer to the plan document or the summary plan description for a more complete description of the Plan's provisions.

         General

         The Plan is a defined contribution employee benefit plan designed to assist employees in planning for retirement. The Plan covers substantially all nonbargaining employees of ALLTEL Corporation and its subsidiaries ("ALLTEL" or the "Company"). Employees who are (1) covered by a collective bargaining agreement, subject to certain limitations,
         (2) leased by the Company or (3) nonresident aliens with no U.S. income are not eligible to participate in the Plan.

         Administration

         The Plan is administered by ALLTEL Corporation (the "Administrator"). Chase Manhattan Bank ("Chase" or the "Trustee") is the trustee of the Plan.

         Plan Contributions

         Each year, participants may contribute up to 10 percent (increased to 14 percent for payroll periods beginning after December 19, 1998) of their pretax annual compensation, as defined in the Plan document. Participant contributions are subject to certain dollar limitations established by the Internal Revenue Service ( the "IRS"), which were $10,000 for 1998 and $9,500 for 1997. Employees considered "highly compensated" as defined in the Plan document are currently limited to contributing up to 7 percent of their pretax annual compensation. Following the end of the Plan year, the Company will contribute 1 percent of eligible Plan compensation to the account of every eligible participant. A participant will receive this nonelective employer contribution regardless of whether the participant has elected to defer any of his/her own compensation to the Plan. To qualify for the nonelective employer contribution, a participant must (1) have worked at least 1,000 hours during the year for which the contribution is being made, (2) have completed one year of service (12 consecutive months during which at least 1,000 hours are worked) and (3) be employed by the Company on the last business day of the year. The nonelective employer contribution will also be made to the account of a participant who dies, becomes disabled or qualifies for normal or early retirement during the year.

         In addition to the 1 percent nonelective employer contribution, employees of ALLTEL Information Services, Inc. (a wholly-owned subsidiary of ALLTEL) and its subsidiaries may receive a matching employer contribution. The amount of the match is determined each year by the Company. In 1998, the Company provided a basic employer matching contribution equal to 25 percent of the first 6 percent of eligible compensation that a participant contributed to the Plan, plus an additional matching contribution of 12 percent on salary deferrals greater than 3 percent but less than 6 percent of eligible plan compensation. All employer contributions are funded annually following the Plan's year-end.

                         ALLTEL CORPORATION THRIFT PLAN

                                      ----

         The Plan as amended and restated allows for any eligible employee who was a participant in a plan qualified under Section 401 of the Internal Revenue Code ("IRC") and who receives a cash distribution from such plan to make a rollover contribution to the Plan if he/she is entitled under Section 402 (c)(1) or Section 408 (d)(3)(A) of the IRC to rollover such distribution to another qualified retirement plan.

         Participant Accounts

         Individual accounts are maintained for each of the Plan's participants to reflect the participant's contributions and related employer nonelective and matching contributions, if applicable, as well as the participant's share of the Plan's earnings and any related administrative expenses. Allocations of the Plan's earnings and administrative expenses, if applicable, are based upon participant earnings or account balances. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

         Vesting and Benefits

         Participants are fully vested in their employee contributions, nonelective and matching employer contributions and the accumulated earnings thereon. Participants may elect upon termination of employment to defer payment of their account balance if it exceeds $3,500, ($5,000 after December 31, 1998). The Plan's obligation for the undistributed net assets of former employees approximated $56,941,000 and $49,321,000 as of December 31, 1998 and 1997, respectively. As of December 31, 1998 and 1997, the Plan had 15,086 and 15,210 participants with account balances, respectively.

         Benefit Payments

         Participants or their beneficiaries, as applicable, are entitled to receive the vested balance of their Plan account when they retire at age 65 or later, if they become permanently disabled, upon death or upon separation from service with the Company. The Plan permits early retirements between ages 55 and 65 provided that required service levels have been met. If a participant's account balance exceeds $3,500, ($5,000 after December 31, 1998), participants may elect to receive the distributions in a lump-sum payment, in installment payments or a combination of both. If a participant's account balance is equal to or less than $3,500, ($5,000 after December 31, 1998), the account will be distributed in a lump-sum payment. Additionally, participants may withdraw funds, with the approval of the Administrator, from their Plan account for "hardship" reasons as defined by the IRS.

         Plan Termination

         While it has not expressed any intention to do so, the Administrator has the right to terminate the Plan. In the event that the Plan is terminated, the interest of all affected participants shall be fully vested and nonforfeitable as of the date of the Plan's termination, and each participant shall be entitled to receive the entire amount of his account balance in cash or in assets of the Plan as the Trustee shall determine. Participants in the Plan are entitled to certain rights and protection under the Employee Retirement Income Security Act of 1974 ("ERISA").

                         ALLTEL CORPORATION THRIFT PLAN

                                      ----

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Financial Statement Presentation

         The accompanying financial statements have been prepared on the accrual basis of accounting. The financial statements and supplementary Schedules I, II and III have been prepared to satisfy the reporting and disclosure requirements of ERISA. The preparation of financial statements in conformity with generally accepted accounting principles requires the Administrator to make estimates and assumptions that affect the amount of assets, liabilities and disclosures of certain contingent assets and liabilities at the date of the financial statements and the reported amount of income and expenses during the reporting period. The estimates and assumptions used in the accompanying financial statements are based upon the Administrator's evaluation of the relevant facts and circumstances as of the date of the financial statements. Actual results may differ from those estimates and assumptions.

         Investments

         During 1998, participants directed their contributions among the following investment options and were allowed to change their investment elections subject to certain restrictions imposed by the funds and the Plan. Among the Plan's investment options are investment funds managed by BZW Barclays Global Investors, N.A. ("Barclays") and by Fidelity Investments ("Fidelity"). A brief description of each investment option available to plan participants during 1998 is provided below:

              ALLTEL Corporation Common Stock Fund - Contributions to this fund are primarily used to purchase shares of ALLTEL common stock in the open market. This fund also holds up to 5 percent of its invested funds in cash or cash equivalents. The percentage invested in cash or cash equivalents is determined by the Trustee.

         A brief description of the nine investment funds managed by Barclays is as follows:

              International Equity Index Fund - This fund seeks long-term capital appreciation through investment in substantially the same common stocks in substantially the same percentages as those that comprise the Morgan Stanley Capital International Europe, Australia and Far East "Free" Index (the "EAFE Index"), an index designed to measure the aggregate performance of the stock markets of Europe, Australia, New Zealand and the Far East.

              S&P 500 Equity Index Fund - This fund seeks long-term capital appreciation through investment in substantially the same common stocks and in substantially the same percentages as those that comprise the S&P 500 Index.

              U.S. Debt Index Fund - This fund seeks long-term capital appreciation through investment in obligations issued or guaranteed by the U.S. Government or its agencies, including mortgage-backed securities and investment grade obligations issued by domestic and certain foreign corporations with a remaining maturity exceeding one year, including asset-backed securities. This fund attempts to duplicate the total return of the Lehman Brothers Aggregate Bond Index, an index designed to measure the aggregate performance of the U.S. market for investment-grade debt securities.

                         ALLTEL CORPORATION THRIFT PLAN

                                      ----


              Money Market Fund - This fund seeks maximum current income while preserving capital through investment in money market instruments including U.S. Government and agency obligations, bank obligations including certificates of deposit, bankers' acceptances and time deposits, and short-term commercial debt instruments such as commercial paper, unsecured loan participations or variable rate demand notes and repurchase agreements.

              LifePath Funds - These funds consist of the LifePath 2000 Fund, LifePath 2010 Fund, LifePath 2020 Fund, LifePath 2030 Fund and the LifePath 2040 Fund. Each fund name contains a target investment date and seeks to provide a balance of short-term stability and long-term appreciation most appropriate for its target investment date. Each fund invests in various classes of domestic and foreign equity and debt securities and money market instruments. Generally, the funds with longer time horizons invest more heavily in equity securities, while funds with shorter time horizons invest in debt securities and money market instruments.

         Following is a brief description of the two investment funds managed by
         Fidelity:

              Equity-Income Fund - This fund seeks reasonable income by investing in income-producing equity securities. The fund invests in common and preferred stocks and debt securities whose yields exceed the composite yield of the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index"), have rising or above-average dividends or have potential for future dividend growth.

              Magellan Fund - This fund seeks long-term capital appreciation through investment in common stocks and convertible securities of domestic, foreign and multinational companies.

         During 1998, two investment funds, the Government Investment Contract Fund and a Money Market Fund managed by NationsBank of Texas, N.A. were liquidated by the Plan. Prior to liquidation, no additional contributions or investments were made to either of these funds. Upon liquidation, participants could elect to transfer their account balances invested in these funds to one of the other investment options. If no election was made by a participant, then his/her account balance was transferred to the Barclays Money Market Fund. A brief description of the two liquidated funds is as follows:

              Government Investment Contract Fund - The assets of this fund consisted of cash and investments made in the Bankers Trust Pyramid Open-End Government Investment Contract Fund, a commingled common trust fund.

              Money Market Fund - The assets of this fund were invested in money market instruments.

         Any excess cash in the above investment funds is automatically invested daily by the Trustee into the Chase Cash Investment Money Market Fund, a short-term investment fund. Assets consist mainly of corporate demand notes, commercial paper and short-term U.S. Government securities. The carrying value approximates fair value due to the short-term maturity of these investments.

                             ALLTEL CORPORATION THRIFT PLAN

                                      ----


         Investments are stated at their fair value as determined by the Trustee. Securities traded on a national exchange are valued at their quoted market price on the last business day of the year. Investment contracts are reported at contract value. The net appreciation in fair value of investments in the accompanying statement of changes in net assets available for benefits with fund information reflects the net difference between the market value and the cost of investments bought during the year and the net difference between the market value and the beginning of the year market value of assets held, sold or distributed. All investments that represent 5 percent or more of the Plan's total net assets as of December 31, 1998 and 1997 are presented separately in the accompanying statements of net assets available for benefits.

         Plan Expenses

         As outlined in the Plan document, expenses related to the Plan's operation are paid from Plan assets unless ALLTEL elects to pay these expenses. ALLTEL paid all administrative expenses related to the Plan in 1998.

3.       PARTICIPANT LOANS

         Participants can borrow from their account balances amounts not to exceed 50 percent of their vested balance, up to a maximum loan amount of $50,000. Such loans are allowed only for specific purposes and must be repaid through payroll deductions within five years, unless used to purchase a principal residence. Principal and interest is paid ratably through payroll deductions over the term of the loan. If a participant's employment terminates with an outstanding loan, the entire loan must be repaid in full within the time prescribed by the IRS. If the loan is not repaid on time, the unpaid portion will be considered taxable income to the individual. Loans are secured by the balance in the participant's account and bear interest at rates determined by the Administrator upon execution of the loan. Interest rates on the loans outstanding at December 31, 1998 range from 6 percent to 11 percent. Loan transactions are recorded as a transfer to
         (from) the investment fund from (to) the Participant Loan fund.

4.       EMPLOYER CONTRIBUTIONS

         Contributions in the amount of $11,188,514 due to the Plan from the Company had not been funded or allocated among the Plan's funds as of December 31, 1998. The employer's contribution receivable was funded by the Company and allocated among the Plan's investment funds, according to participant elections, during April 1999.

                         ALLTEL CORPORATION THRIFT PLAN

                                      ----

5.       PLAN AMENDMENTS

         During 1997, the following amendments to the Plan agreement were adopted:

         6. Provided for service crediting under the Plan to certain employees of ALLTEL Information Services, Inc. or its subsidiaries who became eligible participants of the Plan pursuant to facilities management agreements entered into during 1996.

         7. Provided for service crediting under the Plan to certain employees of ALLTEL Information Services, Inc. or its subsidiaries who became eligible participants of the Plan pursuant to facilities management agreements entered into during 1997.

         During 1998, the following amendments to the Plan agreement were adopted:

         8. Provided for service crediting under the Plan to certain employees of ALLTEL Information Services, Inc. or its subsidiaries who became eligible participants of the Plan pursuant to facilities management agreements entered into during 1997. Provided for service crediting under the Plan to certain employees of Frontier Cellular of Alabama, Inc. ("Frontier") who became eligible participants of the Plan as a result of ALLTEL's acquisition of Frontier during 1997.

         9. Provided for the transfer of assets during 1998 from the WSFS Financial Corporation 401(k) Savings and Retirement Plan into the Plan. The assets are attributable to former employees of WSFS Financial Corporation who, pursuant to an outsourcing agreement, became employees of ALLTEL Information Services, Inc. and are eligible participants of the Plan.

        10. Increased the maximum employee salary deferral contribution amount from 10 percent of eligible plan compensation to 14 percent, effective for payroll periods beginning after December 19, 1998.

        11. Increased the limits at which benefits can be unilaterally distributed to participants of the Plan from $3,500 to $5,000, effective for distributions settled after December 31, 1998. Provided that members of certain bargaining units that were decertified in 1998 and became participants of the Plan would be eligible to receive the 1998 employer contribution. Provided for service crediting under the Plan to certain employees of ALLTEL Information Services, Inc. or its subsidiaries who became eligible participants of the Plan pursuant to facilities management agreements entered into during 1998. Provided for service crediting under the Plan to former employees of 360 Communications Company ("360") who terminated service with 360 prior to its merger with ALLTEL and were hired by the Company.

                         ALLTEL CORPORATION THRIFT PLAN

                                      ----

6.       TAX STATUS

         The Plan has received a favorable determination letter from the IRS dated January 10, 1997, which states that the Plan, as restated
         January 1, 1994 and as amended by Amendment Nos. 1 through 4, is "qualified" for the purposes of Section 401(a) of the IRC. Amendment Nos. 5 through 11 have not yet been filed with the IRS. The Administrator is of the opinion that the Plan, as amended, is designed and operating in accordance with applicable IRS requirements, and therefore, believes the Plan is qualified and is tax-exempt as of the financial statement date. Employer contributions and income of the Plan are not taxable to the participants until withdrawals or distributions are made.

7.       RECONCILIATION TO FORM 5500

         As of December 31, 1998 and 1997, the Plan had pending distributions to participants who elected to withdraw from the Plan of $296,842 and $150,699, respectively. These amounts are recorded as a liability in the Plan's Form 5500; however, these amounts are not recorded as a liability in the accompanying statements of net assets available for benefits in accordance with generally accepted accounting principles.

         The following table reconciles the financial statements to the Plan's Form 5500 as filed by the Company for the plan year ended December 31, 1998:


                                         Benefits        Distributions      Net Assets Available for Benefits
                                         Payable        to Participants          1998               1997
                                         --------       ---------------     --------------    ---------------
         Per financial statements        $      -          $26,753,245       $348,172,964       $267,084,275

         Accrued benefits payable         296,842              296,842           (296,842)          (150,699)

         Reversal of prior year
           benefit payments accrual             -             (150,699)                 -                  -
                                         --------          -----------       ------------       ------------

         Per Form 5500                   $296,842          $26,899,388       $347,876,122       $266,933,576
                                         ========          ===========       ============       ============



                                                                                               Schedule I

                                          ALLTEL CORPORATION THRIFT PLAN
                           Line 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                              As of December 31, 1998

Identity of Issuer, Borrower,                      Number of
 Lessor or  Similar Party                         Units/Shares         Historical Cost       Fair Value
-----------------------------                     ------------         ---------------     --------------
Mutual Investment Funds Managed by
    BZW Barclays Global Investors, N.A.:
       International Equity Index Fund                515,935            $  6,800,248       $  7,865,945
       S&P 500 Equity Index Fund                    1,957,826              25,285,535         38,212,851
       U.S. Debt Index Fund                           744,687               9,327,777         10,501,580
       LifePath 2000 Fund                             117,774               1,362,644          1,498,674
       LifePath 2010 Fund                             318,760               3,799,384          4,529,259
       LifePath 2020 Fund                           1,197,928              12,915,227         18,491,212
       LifePath 2030 Fund                             266,366               3,361,514          4,383,859
       LifePath 2040 Fund                             315,750               4,147,781          5,456,798
                                                                         ------------       ------------
                                                                           67,000,110         90,940,178
                                                                         ------------       ------------
Mutual Investment Funds Managed by
    Fidelity Investments:
       Equity-Income Fund                           1,047,467              45,184,895         58,186,801
       Magellan Fund                                  791,884              66,497,559         95,675,388
                                                                         ------------       ------------
                                                                          111,682,454        153,862,189
                                                                         ------------       ------------
         Total Mutual Investment Funds                                    178,682,564        244,802,367
                                                                         ------------       ------------

Money Market Investment Funds:
    BZW Barclays Global Investors, N.A.
        Money Market Fund                          37,789,343              37,789,343         37,789,343
  * Chase Manhattan Bank Cash Investment
        Money Market Fund                             741,581                 741,581            741,581
                                                                         ------------       ------------
         Total Money Market Funds                                          38,530,924         38,530,924
                                                                         ------------       ------------

Other Investments:
  * ALLTEL Corporation Common Stock                   816,473              23,388,792         48,835,291
  * Participants Loans with interest rates
     ranging from 6.00 percent to 11.00 percent             -               4,839,385          4,839,385
                                                                         ------------       ------------

         Total Investments                                               $245,441,665       $337,007,967
                                                                         ============       ============



*  Indicates a party in interest.



                            The accompanying notes are an integral part of this schedule.



                                                                                                                       Schedule II
                                                  ALLTEL CORPORATION THRIFT PLAN
                                     Line 27b - SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS
                                                     As of December 31, 1998
                                                              Detailed description of loan including date of
                   Original   Amount Received      Unpaid     making and maturity, interest rate, the type and
  Identity and      Amount  During Reporting Year  Balance    value of collateral, any renegotiation of the loan    Amount Overdue
Address of Obligor of Loan   Principal  Interest  at Year-End and terms of renegotiation and other material items Principal Interest
------------------ -------   ---------  --------  ----------- --------------------------------------------------- --------- --------
*Various           $356,270   $28,914    $7,487    $260,514   Loans issued September 20, 1990 through              $78,033   $9,020
  Participants                                                September 15, 1998; loan terms of 12 to 240
                                                              months with interest rates of 7.0 percent to
                                                              10.46 percent. Loans are collateralized by
                                                              value of participants' account balance. Loans
                                                              will be defaulted and deducted from future
                                                              amounts distributed to participants. Loan defaults
                                                              will be reported as taxable income to the
                                                              participants.








     *  Indicates parties in interest.






                                   The accompanying notes are an integral part of this schedule.


                                                                                                                     Schedule III

                                                  ALLTEL CORPORATION THRIFT PLAN
                                        Line 27d - SCHEDULE OF REPORTABLE TRANSACTIONS (a)
                                               For the year ended December 31, 1998


                                                         Number of    Purchase    Number of    Selling                  Net Gain/
Identity of Party Involved     Description of Asset      Purchases     Price        Sales       Price         Cost       (Loss)
--------------------------     --------------------      ---------   -----------  ---------  -----------  -----------  ----------
*ALLTEL Corporation            ALLTEL Corporation
                                 Common Stock                81      $10,570,726      34     $ 4,488,186  $ 4,114,478  $  373,708

BZW Barclays Global            S&P 500 Equity
   Investors, N.A.               Index Fund                 131       10,946,547     110       8,520,371    7,632,947     887,424

BZW Barclays Global
   Investors, N.A.             Money Market Fund            134       23,245,507     121      16,623,791   16,623,791          --

*Chase Manhattan Bank          Chase Manhattan Bank
                                 Cash Investment
                                 Money Market Fund          198       61,639,280     167      60,898,582   60,898,582          --

Fidelity Investments           Equity-Income Fund           105       14,561,813     140      11,737,506   11,471,102     266,404

Fidelity Investments           Magellan Fund                116       21,237,259     128      13,654,213   12,534,899   1,119,314





          *  Indicates a party in interest.
         (a) Represents a transaction or a series of transactions in excess of 5 percent of the fair value of plan assets at the beginning of the year.


         The accompanying notes are an integral part of this schedule.
